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                                                                    EXHIBIT 23.1

                               [KPMG LETTERHEAD]


The Board of Directors
United Therapeutics Corporation:


We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.


                                        /s/ KPMG LLP


McLean, Virginia
May 19, 1999